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                                                                     Exhibit 3.3

FORM NO 7a                                                  REGISTRATION NO30025


                                     [SEAL]

                                     BERMUDA


                            CERTIFICATE OF DEPOSIT OF
                     MEMORANDUM OF INCREASE OF SHARE CAPITAL


        THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of


                          WILLIS GROUP HOLDINGS LIMITED


was delivered to the Registrar of Companies on the 28TH day of FEBRUARY, 2001 in accordance with section 45(3) of THE COMPANIES ACT 1981 ("the Act").

                                Given under my hand and Seal of the Registrar of
             [SEAL]             Companies this 7TH day of MARCH, 2001.

                                [signature]
                                for REGISTRAR OF COMPANIES

Capital prior to increase: US $ 12,000.00
Amount of increase:        US $575,000.00
Present Capital:           US $587,000.00